UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32563 (Commission File Number)	23-2956944 (IRS Employer Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361
(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2014, upon the recommendation of the Compensation Committee, the Board of Directors of Orchids Paper Products Company (the “Company”) established the parameters for the 2014 annual cash bonus plan for the Company’s named executive officers. Achievement of the executives’ target bonus amounts will be tied to the Company’s achievement of the financial metric earnings before interest expense, taxes, depreciation, and amortization (“EBITDA”). For purposes of determining the bonus calculation, the Company excludes estimated bonus accruals and unusual costs from the EBITDA calculation. The Company’s 2014 cash bonus plan provides for 100% of an executive’s targeted bonus amount to be paid if the Company achieves EBITDA of $28,624,000, and opportunity for 150% of an executive’s targeted bonus amount to be paid if EBITDA of $31,009,000 is achieved. Under the plan, no bonuses will be paid to the Company’s executive officers if the threshold EBITDA of $25,663,000 is not achieved. The amount of bonus that an executive earns will be interpolated if the Company’s performance falls between the threshold and the target EBITDA levels, or the target and the maximum levels.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: March 25, 2014	By:	/s/ Keith R. Schroeder
Keith R. Schroeder
Chief Financial Officer